Exhibit 4

                           HOME FEDERAL BANCORP, INC.


                INCORPORATED UNDER THE LAWS OF THE UNITED STATES


COMMON STOCK                                                       CUSIP
                                                               See Reverse For
                                                             Certain Definitions


THIS CERTIFIES THAT



is the owner of

              FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
                          $0.01 PAR VALUE PER SHARE, OF


Home Federal Bancorp, Inc. ("Corporation"), a federal MHC subsidiary holding company chartered by the Office of Thrift Supervision, Department of the Treasury. The shares represented by this Certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof or by such holder's duly authorized attorney or legal representative upon the surrender of this Certificate properly endorsed. THE SHARES ARE NOT A DEPOSIT ACCOUNT AND ARE NOT FEDERALLY INSURED OR GUARANTEED. The shares represented hereby are issued and shall be held subject to all provisions of the Charter and Bylaws of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof, assents.


         IN WITNESS WHEREOF, Home Federal Bancorp, Inc. has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.


CORPORATE SECRETARY                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                                  TRANSFER AGENT

                                     [SEAL]

                           HOME FEDERAL BANCORP, INC.


         The shares represented by this Certificate are issued subject to all the provisions of the Charter and Bylaws of Home Federal Bancorp, Inc. ("Corporation") as from time to time amended (copies of which are on file with the Transfer Agent and at the principal executive offices of the Corporation).

         The shares represented by this Certificate are subject to a limitation contained in the Charter to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the "Limit") be entitled or permitted to vote in respect of the shares held in excess of the Limit.


         The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.



         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as through they were written out in full according to applicable laws or regulations.


           TEN COM           -as tenants in common
           TEN ENT           -as tenants by the entireties
           JT TEN            -as joint tenants with right of survivorship and
                              not as tenants in common
           UNIF GIFT MIN ACT -_______Custodian_______ under Uniform Gifts to Minors Act _________
                               (Cust)          (Minor)                                   (State)

     Additional abbreviations may also be used though not in the above list.

         For value received, ___________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
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          Please print or typewrite name and address, including postal zip code, of assignee

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shares of the common stock evidenced by this Certificate, and do hereby irrevocably constitute and appoint __________________________________, Attorney, to transfer the said shares on the books of the within named Corporation, with full power of substitution.

Dated _________________


                                 ------------------------------------
                                              Signature

                                 ------------------------------------
                                              Signature
                                 NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.